                                                                    EXHIBIT 4(j)

                           WAIVER TO NOTE AGREEMENTS


          WAIVER TO NOTE AGREEMENTS (this "Waiver") dated as of January 29, 1999, by and among FRI-MRD Corporation, a Delaware corporation (the "Company"), and each 1997 Purchaser and 1998 Purchaser (as hereinafter defined) identified on the signature pages hereto.

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Company and the Purchasers party thereto (the "1997 Purchasers") have entered into the Note Agreement, dated as of August 12, 1997 (as previously amended or otherwise modified, the "1997 Note Agreement"), relating to the Company's $75,000,000 aggregate principal amount of 15% Senior Discount Notes due January 24, 2002 (the "1997 Notes");

          WHEREAS, the Company and the Purchasers party thereto (the "1998 Purchasers") have entered into the Note Agreement, dated as of June 9, 1998 (as previously amended or otherwise modified, the "1998 Note Agreement"), relating to the Company's $24,000,000 aggregate principal amount of 14% Senior Secured Discount Notes due January 24, 2002 (the "1998 Notes");

          WHEREAS, 1997 Purchasers holding at least 50% in aggregate Accreted Value (as defined in the 1997 Note Agreement) of the 1997 Notes have agreed to waive the provisions of Section 5.5 of the 1997 Note Agreement as provided herein; and

          WHEREAS, 1998 Purchasers holding at least 50% in aggregate Accreted Value (as defined in the 1998 Note Agreement) of the 1998 Notes have agreed to waive the provisions of Section 5.5 at the 1998 Note Agreement as provided herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


          Section 1.  Waiver.
                      ------

      (1) 1997 Purchasers holding at least 50% in aggregate Accreted Value (as defined in the 1997 Note Agreement) of the 1997 Notes hereby agree to waive the provisions of Section 5.5 of the 1997 Note Agreement for the period from October 30, 1998 through and including October 31, 1999 to the extent necessary to permit KKR and its subsidiaries to maintain and remain liable for secured Indebtedness in an aggregate principal amount not to exceed $1,600,000,which secured Indebtedness was incurred prior to the merger of FRI-Sub, Inc. with and into KKR, pursuant to the Merger Agreement.

      (2) 1998 Purchasers holding at least 50% in aggregate Accreted Value (as defined in the 1998 Note Agreement) of the outstanding 1998 Notes agree to waive the provisions of Section 5.5 of the 1998 Note Agreement for the period from October 30, 1998 through and including October 31, 1999 to the extent necessary to permit KKR and its subsidiaries to maintain and remain liable for secured Indebtedness in an aggregate principal amount not to exceed $1,600,000,which secured Indebtedness was incurred prior to the merger of FRI-Sub, Inc. with and into KKR, pursuant to the Merger Agreement.

      Section 2. Status of Note Agreements. This Waiver is limited solely for
                 -------------------------
the purposes and to the extent expressly set forth herein and nothing herein expressed or implied shall constitute an amendment or waiver of any other term, provision or condition of the 1997 Note Agreement or the 1998 Note Agreement. Except as expressly waived hereby, the terms and conditions of the 1997 Note Agreement and the 1998 Note Agreement shall continue in full force and effect.

      Section 3. Effectiveness. This Waiver shall become effective upon the
                 -------------
execution hereof by the Company, 1997 Purchasers holding at least 50% in aggregate Accreted Value (as defined on the 1997 Note Agreement) of the 1997 Notes and 1998 Purchasers holding at least 50% in aggregate Accreted Value (as defined in the 1998 Note Agreement) of the 1998 Notes.

      Section 4.  Counterparts.  This Waiver may be executed in any number of
                  ------------
counterparts, all of which taken together shall constitute on Waiver, and any of the parties hereto may execute this Waiver by signing such a counterpart .

      Section 5.  Headings.  The descriptive headings of the various Sections
                  --------
or parts of this Waiver are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          Section 6.  Governing Laws.  THIS WAIVER SHALL BE GOVERNED BY AND
                      --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTION 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Waiver as of the date first above written.

                         FRI-MRD CORPORATION, as Company


                         By:
                              ________________________________
                              Name: Robert T. Trebing, Jr.
                              Title: President



                   [signature pages continued on next page]

                       PURCHASERS:

                       THE MAINSTAY FUNDS, ON BEHALF OF
                       ITS HIGH YIELD CORPORATE BOND FUND
                       SERIES


                         By:  MacKay-Shields Financial Corporation
                         Its: Investment Advisor



                         By:
                              ________________________________
                              Name:
                              Title:


                   [signature pages continued on next page]

                        THE MAINSTAY VP SERIES FUND, INC.,
                        ON BEHALF OF ITS HIGH YIELD CORPORATE
                        BOND PORTFOLIO


                         By:  MacKay-Shields Financial Corporation
                         Its: Investment Advisor



                         By:
                              ________________________________
                              Name:
                              Title:


                   [signature pages continued on next page]

                          TEACHERS' RETIREMENT SYSTEM
                                 OF LOUISIANA



                          By:  MacKay-Shields Financial Corporation
                          Its: Investment Advisor



                          By:
                               _______________________________
                               Name:
                               Title:


                   [signature pages continued on next page]

                          THE BROWN & WILLIAMSON MASTER
                          RETIREMENT TRUST


                         By:  MacKay-Shield Financial Corporation
                         Its: Investment Advisor



                         By:
                              ________________________________
                              Name:
                              Title:



                   [signature pages continued on next page]

                          THE MAINSTAY FUND, ON BEHALF OF
                          ITS STRATEGIC INCOME FUND


                          By:  MacKay-Shields Financial Corporation
                          Its: Investment Advisor



                          By:
                               _______________________________
                               Name:
                               Title:



                   [signature pages continued on next page]

                         HIGHBRIDGE CAPITAL CORPORATION



                         By:  MacKay-Shields Financial Corporation
                         Its: Investment Advisor



                         By:
                              ________________________________
                              Name:
                              Title:


                   [signature pages continued on next page]

                          POLICE OFFICERS PENSION SYSTEM OF
                          THE CITY OF HOUSTON


                          By:  MacKay-Shields Financial Corporation
                          Its: Investment Advisor



                          By:
                               _______________________________
                               Name:
                               Title:


                   [signature pages continued on next page]

                          VULCAN MATERIALS COMPANY HIGH
                          YIELD ACCOUNT



                          By:  MacKay-Shields Financial Corporation
                          Its: Investment Advisor



                          By:
                               _______________________________
                          Name:
                          Title: